EXHIBIT 10.21

                   ENVIRODYNE INDUSTRIES, INC.
                         CORPORATE OFFICE
                       SEVERANCE PAY POLICY


     Envirodyne Industries, Inc. (the "Company") hereby adopts the Envirodyne Industries, Inc. Severance Pay Policy (this "Policy") for its eligible employees at its Corporate Office effective as of May 15, 1996 and thereafter until otherwise amended or terminated by the Company; provided,
                                                                 --------
however, that in the event a Change of Control (as hereinafter defined) or
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the elimination or consolidation of all or part of this office occurs during the term of this Policy, the term of this Policy shall be deemed to be extended to and including the anniversary date twenty-four (24) months following the effective date of such Change of Control or office consolidation or elimination. With respect to "Employees" as defined in Section A, this Policy shall replace and supersede any and all other policies, plans or programs of the Company regarding severance benefits.

     A.   Covered Employees
          -----------------

          All permanent, full-time salaried executive and administrative personnel employed by the Company at its Corporate Office (Employees) are covered by this Policy.

     B.   Eligibility
          -----------

          An Employee shall be eligible for the severance pay set forth in this Policy in the event of any actions/decisions deemed to eliminate or consolidate all or part of this office including, but not limited to, a Change of Control or office consolidation or elimination and:

     (1) any involuntary separation of employment from the Company for any reason other than death, disability or willful misconduct on the part of the Employee;

     (2) any voluntary separation of employment from the Company following a reduction in the Employee's base compensation and/or incentive bonus opportunity from that in effect on the day immediately before the effective date of the Change of Control or office consolidation or elimination; or

     (3) any voluntary separation of employment from the Company following a reduction in the Employee's principal responsibilities from those in effect on the day immediately before the effective date of the Change of Control or office consolidation or elimination.

     C.   Amount of Severance Pay
          -----------------------

          An Employee eligible for severance pay under Section B shall receive the following:

     (1)  Cash Payment

          (a)  Employees in VP; I-P and I of the Approved Company
               --------------------------------------------------
               Management Incentive Plan
               -------------------------

               An amount equivalent to twenty-four (24) months' salary (at the highest annual rate in effect during the three-year period prior to termination), plus a target bonus under the Management Incentive Plan (MIP) in effect at the time of termination.

          (b)  Other Approved Company Management Plan Participants
               An amount equivalent to twelve (12) months' salary (at the highest annual rate in effect during the three-year period prior to termination), plus a target bonus under the Management Incentive Plan (MIP) in effect at the time of termination.

          (c)  All Other Employees
               -------------------

               An amount equivalent to six (6) months salary (at the highest annual rate in effect during the three year period prior to termination), plus "notice pay" equivalent to one
               (1) month's pay.

          (d)  Form of Payment
               ---------------

               Employees shall elect to receive their cash severance payment in a single lump sum or in semi-monthly installment payments, consistent with paragraphs (a), (b) and (c) above and the Company's established payroll procedures for the duration of the severance period. All cash severance payments will be net of all applicable federal and state withholding taxes. An Employee receiving installment payments may at any time elect to suspend such future payments and receive any remaining installments in a lump sum.

     (2)  Group Insurance
          ---------------

          Medical, life and dental insurance benefits, if any, in effect at the time of termination shall be extended to the earlier of when the Employee is covered by another employer's plan or:

          (a) for any Employee electing cash severance payment in a single lump sum, six (6) months after termination.

          (b) for any Employee electing cash severance payment in installment payments, the end of the month in which the severance installment payments expire.

          (c) All other insurance coverage (LTD; AD/D; travel/ accident) will cease effectiveness as of the conclusion of the severed employee's last day of active employment.

     (3)  Envirodyne Retirement Savings Plan
          ----------------------------------

          Participation in the Envirodyne Retirement Income Plan will cease as of the employee's last day of active employment. Company contributions to the Plan on behalf of such employee will also cease of the employee's last day of active employment. The act of severance as defined in this Policy will, however, cause an acceleration of the vesting provision of the Plan such that the terminated employee will be one hundred percent (100%) vested in the company's contributions on his/her behalf as of the last day of the employee's active employment with the Company.

     (4)  Vacation
          --------

          Employees shall receive cash payment for earned but not taken vacation in addition to severance pay. Payments for earned but not taken vacation shall be made at the time of termination.

     (5)  Executive Automobiles
          ---------------------

          For those participants, the act of severance as defined in this policy shall result in the acceleration of the monthly automobile allowance remaining under each executive's lease arrangement in place at the time of separation. The executive, however, will become responsible for all expenses associated with the operation of the car, i.e., insurance, maintenance and repair, registration fees, etc. This payment will be made to the executive at the time of separation and will be grossed up for income tax purposes at the executive's rate of tax withholding, both federal and state.

     (6)  Outplacement
          ------------

          At the discretion of the Company, outplacement services may be provided for Employees in the manner determined by the Company. No payment shall be made to an Employee in lieu of outplacement services.

     D.   Severance Policy Integration
          ----------------------------

          Notwithstanding any provision of this Policy to the contrary, the severance pay under this Policy shall be reduced by the severance benefits then payable to an Employee under any other agreement, understanding, plan, policy, program or arrangement of the Company or a subsidiary of the Company.

     E.   Other Company Payments
          ----------------------

          In addition to any severance benefits payable to an Employee under this Policy, such Employee shall be entitled to receive all benefits payable under any other plan or agreement of the Company unrelated to severance benefits.

     F.   Change of Control Definition
          ----------------------------

          A "Change of Control" for purposes of this Policy shall mean the occurrence of either of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Common Stock of the Company or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     G.   General Release
          ---------------

          Notwithstanding Section B or any other provision of this Policy to the contrary, in order to receive any severance pay under this Policy, an Employee must sign a statement, in such form as determined by the Company, which releases the Company and its subsidiaries, shareholders, directors, officers, employees, successors and assigns from any existing and future claims except as such claims of any nature relate directly to the payment of any benefits due under this Policy or any other severance benefit.

     H.   No Alienation of Severance Benefits
          -----------------------------------

          No interest of an Employee or his spouse or any other beneficiary under this Policy, or any right to receive any payments or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, an Employee or his spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims of bankruptcy proceedings.

     I.   Administration
          --------------

          The President of the Company and the Vice President, Human Resources of Envirodyne Industries, Inc. be responsible for interpreting and assuring the effective administration of this Policy. All exceptions to or interpretations of this Policy must be approved in advance.

     J.   Duration of Policy
          ------------------
          This Policy shall become effective as of May 15, 1996, and shall remain in effect until this Policy is otherwise amended or terminated by the Company; provided, however, that in the event a Change of Control or the elimination or consolidation of all or part of this office occurs during the term of this Policy, the term of this Policy shall be deemed to be extended to and including the anniversary date twenty-four (24) months following the effective date of such Change of Control or office consolidation or elimination.

     IN WITNESS WHEREOF, Envirodyne Industries, Inc. has caused this instrument to be executed by its duly authorized officer on May 15, 1996.

                              ENVIRODYNE INDUSTRIES, INC.

                              By: __________________________
                                  F. Edward Gustafson
                                  Chief Executive Officer
                                  Envirodyne Industries, Inc.